CLINICAL RESEARCH SERVICES AGREEMENT

BETWEEN

YM BIOSCIENCES, INC.

AND

PHARM-OLAM INTERNATIONAL LTD.


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CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004



CERTAIN PORTIONS OF THIS EXHIBIT 4.7 HAVE BEEN OMITTED BASED UPON A REQUEST FOR
     CONFIDENTIAL TREATMENT. NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

RECITALS                                                                1

1. DEFINITIONS                                                          1

2. INTERPRETATION                                                       7

3  APPOINTMENT & RELATIONSHIP OF PARTIES                                7

4. REPRESENTATIONS & WARRANTIES                                         8

5. POI's OBLIGATIONS                                                    8

6. YM's OBLIGATIONS                                                     10

7. LIMITATION OF LIABILITY                                              10

8. CRO COMPENSATION                                                     10

9. AUDIT                                                                11

10. CLINICAL STUDY AGREEMENT NEGOTIATION                                12

11. INSURANCE                                                           12

12. CONFIDENTIALITY                                                     12

13. INTELLECTUAL PROPERTY                                               13

14. ARBITRATION                                                         13

15. NON-SOLICITATION OF STAFF                                           14

16. TERM & TERMINATION                                                  14

17  CONSEQUENCES OF TERMINATION                                         16

18. REPETITION OF THE STUDY                                             17

19. DELAYS                                                              17

20. GENERAL PROVISIONS                                                  17

21. APPLICABLE LAW                                                      19


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CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

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SCHEDULE 1 CONSIDERATION & COST CALCULATION (POI Budget Proposal)

SCHEDULE 2 PAYMENT SCHEDULE

SCHEDULE 3 CLINICAL STUDY AGREEMENT TEMPLATE

SCHEDULE 4 ADVERSE EVENT REPORTING


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CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

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This Clinical Research  Services  Agreement (this Agreement) is made and entered into effective as of 16 December 2003 (the "Effective Date"), by and between YM BIOSCIENCES, INC. (hereafter "YM"), a Canadian corporation, with its principal office at 5045 Orbitor Drive, Building 11, Suite 400, Mississauga, Ontario L4W 4Y4, Canada, and PHARM-OLAM INTERNATIONAL Ltd. (hereafter "POI"), a Texas limited partnership, with its principal office at 902 Frostwood, Suite 240, Houston, TX 77024, United States.

                                    RECITALS

      WHEREAS, YM develops, manufactures, and sells pharmaceutical products;

and

      WHEREAS, POI is a contract research organization that plans, implements, and manages clinical trials; and

      WHEREAS, YM desires to engage POI to assist YM in planning, implementing, and managing a clinical trial on the Investigational Product, as hereafter defined; and

      WHEREAS, POI is willing to accept such engagement on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement and the Protocol, each capitalized term shall have the meaning ascribed to it in this Agreement. Each capitalized term not defined in this Agreement shall have the meaning ascribed to that term in the Protocol. In the event of a discrepancy in the meaning ascribed to a term in the body of this Agreement and the meaning ascribed to that term in the Protocol, the definition utilized in the body of this Agreement shall control.

            1.1 "Case Report Form" or "CRF" means the record of pertinent information collected on each subject who participates in the Study;

            1.2 "Clinical Laboratory  Agreement" means the Agreement between POI
and  the  clinical   laboratory  or  laboratories  that  will  provide  clinical laboratory services for the Study.

            1.3 "Clinical Research Associate" or "CRA" means the person assigned by POI to monitor one or more Study sites.

            1.4 "Clinical Trial Agreement" means the agreement between POI and an Investigator that details the respective rights and obligations of both parties in relation to the Study;


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CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

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            1.5 "Clinical Trial  Materials" means the  Investigational  Product, competitor substances, the Protocol, the investigational drug brochure, informed consent form, guidelines for use of the Investigational Product, and all other materials provided by YM to conduct the Study.

            1.6 "Closeout Services" means those services described in Section 17 to be performed by POI upon termination of this Agreement.

            1.7 "Confidential Information" means any information, whether written or oral, including all notes, studies, customer lists, forms, business or management methods, marketing data, fee schedules, or trade secrets of any member of the POI Group or of YM, as appropriate, disclosed or otherwise made available to one party by the other party pursuant to this Agreement. Confidential Information shall also include the terms and provisions of this Agreement and any transaction or documents executed by the parties pursuant to this Agreement. In addition, Confidential Information shall include any data, including clinical study data, or information developed or generated in the course of performance of this Agreement. Publication of the fact that YM and POI have entered into a clinical research service agreement, without disclosing the terms and provisions of this Agreement, shall not be construed as unauthorized disclosure of Confidential Information.

            Confidential Information does not include any information that (i) is or becomes generally available to and known by the public, other than as a result of an unauthorized disclosure directly or indirectly by the receiving party or its affiliates, advisors, or representatives; (ii) is or becomes available to the receiving party on a non-confidential basis from a source other than the furnishing party or its affiliates, advisors, or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the furnishing party of which the receiving party has knowledge at the time of such disclosure; or (iii) has already been or is hereafter independently developed by the receiving party by persons not having access to the Confidential Information of the furnishing party.

            1.8 "Data Safety Monitoring Board" means the group of individuals appointed to monitor safety issues relating to the Study.

            1.9 "CRO Compensation" means the compensation to be paid by YM to POI as set out in Schedules 1 and 2.

            1.10 "Effective Date" means the effective date of this Agreement as set forth in the initial paragraph of this Agreement.

            1.11 "Food and Drug Administration" or "FDA" means the United States government agency responsible for ensuring compliance with the Food, Drug, and Cosmetics Act of 1938.

            1.12 "Force Majeure Event" means an event beyond the reasonable control of the relevant party including, but not limited to, acts of God, a public enemy, or a civil or military authority; fires or other catastrophes; strikes, lockouts, or other industrial action taken by the employees of any party or any third party; delays in transportation; riots; or invasions, wars, or threats of war.


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CLINICAL RESEARCH SERVICES AGREEMENT
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            1.13  "Good  Clinical   Practice"   means  the  clinical   standards
established  by the FDA and  counterpart  agencies of each  country in which the
Study  will  take  place,   designed  to  regulate   the   activities   of  YM's
investigators, monitors, and Institutional Review Boards involved in clinical drug testing.

            1.14 "Institutional Review Board/Ethics Committe" or "IRB/EC" means the independent group of professionals designated to ensure that the Study is safe and effective for human participation and that the Study adheres to the regulations issued by the FDA and any other applicable country-specific laws, regulations or guidelines.

            1.15 "Investigational New Drug Application" or "IND" means the petition filed by YM with the FDA requesting the FDA to allow human testing on the Investigational Product.

            1.16 "Investigational Product" means the product (drug, device, or biologic) described in the Protocol that will be evaluated in this Study.

            1.17 "Investigator" means an individual who actually conducts a clinical investigation, i.e., under whose immediate direction the Investigational Product is administered or dispensed to, or used involving a subject, or, in the event of an investigation conducted by a team of individuals, is the responsible leader of that team.

            1.18 "POI  Group"  means the  following  persons  and  entities,  as constituted at the date of this Agreement or subsequently: (i) POI; and (ii) any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with POI.

            1.19 "POI's Obligations" means the obligations of POI under this Agreement.

            1.20 "Project Manager" means the manager assigned by POI to be the primary contact person between POI and YM during the Study.

            1.21 "Protocol" means the plan that describes the objectives, study design, and methodology of the Study entitled, "A Phase III study of DPPE (tesmilifene) combined with Epirubicin and Cyclophosphamide versus Epirubicin and Cyclophosphamide alone as first line Treatment in Metastatic/Recurrent
Breast Cancer," and any approved amendments thereto, which is herein incorporated by reference.

            1.22 "Regulatory Requirements" means those laws, regulations, and professional and ethical standards and guidelines then in effect in the countries in which the Study is conducted that apply to the Investigational Product or clinical trials in general.

            1.23  "Related  Products"  means  any  product  (drug,   device,  or
biologic), other than the Investigational Product, administered or utilized as part of this Study.

            1.24 "Serious Adverse Event" shall take the meaning given this term in the Protocol.

            1.25 "Services" means the services to be furnished by POI in connection with the Study as set out in this Agreement including the schedules.


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CLINICAL RESEARCH SERVICES AGREEMENT
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            1.26  "Standard  Operating  Procedures"  or "SOP's"  means  internal procedures for the management of a clinical trial designed to ensure that the trial is carried out in a consistent, controlled, and effective manner.

            1.27 "Study" means the clinical trial of the Investigational Product, the details of which are set out in the Protocol.

            1.28 "Study Documents" means the documents produced by POI in connection with the Study that are necessary for the production of the final study report.

            1.29  "Term"  means the  duration  of this  Agreement  as set out in
Section 16.

            1.30 "YM's Obligations" means the obligations of YM under this Agreement.


2.    INTERPRETATION

            2.1 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and the plural to include the singular, unless the context requires otherwise.

            2.2 The headings of the sections of this Agreement are inserted for convenience only and in no way define, limit, or prescribe the intent of this Agreement.

            2.3 Unless otherwise specified, references in this Agreement to Sections and Schedules are to the sections of, and schedules to, this Agreement. All Schedules are deemed to be incorporated into, and form part of, this Agreement, and the term "Agreement" shall be construed accordingly.

            2.4 Unless otherwise specified, any reference to a statute, rule, or regulation shall be to that statute, rule, or regulation as amended from time to time.

            2.5 If the terms of this Agreement, including the Schedules, and the Protocol should conflict, the terms of this Agreement shall control.

3     APPOINTMENT AND RELATIONSHIP OF PARTIES

            3.1 YM hereby engages the services of POI, and POI accepts such engagement, under the terms and conditions contained in this Agreement.

            3.2 During the Term, POI shall at all times be the independent contractor of YM, and nothing in this Agreement is intended, nor shall be construed, to create between YM and POI the relationship of principal and agent, employer and employee, partnership, or joint venture, and the parties shall not represent themselves otherwise.

            3.3 YM shall be liable for its own debts, obligations, acts or omissions, including but not limited to the payment of all required compensation, withholding, social security and other taxes or benefits for YM's employees. Likewise, POI shall be liable for its own debts, obligations, acts or omissions, including but not limited to the payment of all required compensation, withholding, social security and other taxes or benefits for the Investigators and POI's employees.


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CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

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            3.4  If  the  Internal  Revenue  Service  or  any  other  government authority shall, at any time, question or challenge the independent contractor status of POI, upon receipt by either party of notice from the Internal Revenue Service or any other governmental authority, the receiving party shall promptly notify the other party and afford the other party the opportunity to participate in any discussion or negotiation with the Internal Revenue Service or other government authority, regardless as to who initiates such discussions or negotiations.

4.    REPRESENTATIONS AND WARRANTIES

            4.1 POI warrants to YM that (i) it has the authority to enter into this Agreement; and (ii) all consents and approvals required for the Study, have been, or will be obtained prior to initiation of the Study, with the exception of regulatory approval by Health Canada and the United States Food and Drug Administration, which will be obtained by YM.

            4.2 POI warrants and represents that it has not been and is not currently an individual, corporation, partnership, association or entity that has been debarred by the FDA pursuant to United States regulation 21 U.S.C. ss.335a (a) or (b) ("Debarred Person"). POI further warrants and represents that no Debarred Person has performed or rendered, or will perform or render, any services or assistance relating to activities taken pursuant to this Agreement. POI further warrants and represents that it has not been excluded from participation in any Federal health care program as defined in United States Regulation 42 U.S.C 1320a-7b(f) ("Excluded Person"). POI further warrants and represents that no Excluded Person has performed or rendered, or will perform or render, any services or assistance relating to activities taken pursuant to this Agreement.

            4.3 YM warrants to POI that it has the authority to enter into this Agreement.

5.    POI'S OBLIGATIONS

            In addition to POI's Obligations set forth in the Schedules, the Protocol and elsewhere in this Agreement, POI shall have the following obligations:

            5.1 Before commencement of the Study, POI shall assign to the Study a Project Manager and sufficient personnel, including CRAs, with suitable experience and training to fulfill POI's obligations under this Agreement. Any change in the Project Manager thereafter must be reasonably acceptable to YM. YM may request that POI remove any personnel, including the Project Manager whom YM deems, in its sole discretion, to be unfit or otherwise unsatisfactory. POI shall promptly replace any such personnel with personnel of similar skills and experience.

            5.2 POI shall apply to the Study systems of quality control designed to ensure that the generation of data, and the recording and reporting of data is in compliance with the Regulatory Requirements, Good Clinical Practice, the Protocol, and this Agreement, in that order.

            5.3 POI shall use its best efforts to perform the Services within the time frames specified in the Schedules.


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            5.4 POI  shall  be  responsible  for all the  legal  and  regulatory requirements, including applicable guidelines, in all countries in which the Study will be conducted, with the exception of (i) regulatory approval by Health Canada and the United States Food and Drug Administration to conduct the Study, which will be obtained by YM, and (ii) adverse event reporting to Health Canada and the United States Food and Drug Administration which will be done by YM.
Such responsibilities of POI shall include, but are not limited to, the procurement and maintenance of all consents, approvals, licenses, and operating certificates required to conduct the Study in the applicable country, including translations, and the approval of the Protocol and the informed consent forms by an IRB/EC. POI shall also develop, comply with, and require its agents, employees and contractors to comply with, policies and procedures designed to assure, at all times, that such consents, approvals, licenses, and operating certificates remain in effect throughout the Term. POI shall ensure that any institutions and investigational teams retained to participate in the Study have the necessary staff and other resources to carry out the Study in accordance with the timelines required by YM. POI further agrees to ensure that any institutions and investigational teams retained to participate in the Study have the expertise and experience, and the necessary licences, required to perform the Study efficiently and that such Study shall be performed with care and skill and to the best of their ability commensurate with such skill and experience and adhering at all times to applicable laws.

            5.5 POI shall retain all material Study Documents and CRFs until this Agreement has terminated and all Closeout Services have been performed. All Study Documents and CRFs will be forwarded to YM after the Study is completed or upon termination of this Agreement. YM shall be permitted full access to such Study Documents and CRFs at any time upon written request to POI.

            5.6 YM shall have the right to visit and co-monitor a Study site or inspect and audit any of the Study Documents and CRFs maintained by POI. All such visits and inspections must be conducted during normal working hours on regular business days, unless otherwise agreed. POI shall arrange access to the Study site as soon as reasonably practicable following notification by YM.

            5.7 POI will provide YM with written status reports in accordance with POI's SOPs.

            5.8 POI shall notify YM after becoming aware of a Serious Adverse Event in accordance with the procedure set out in Schedule 4.

            5.9 POI shall indemnify and save harmless YM, its officers, agents, and employees from all third party suits, actions, losses, damages, claims, or liability of any character, types, or description, including without limiting the generality of the foregoing, all expenses of litigation, court costs, and reasonable attorney's fees arising from (i) injury or death to any person, or injury to property, received or sustained by any person or persons or property, arising out of, or occasioned by POI (or its agents or employees), in connection with its execution or performance of services under this Agreement; (ii) any negligent wrongful act or omission, reckless conduct or willful misconduct of POI, its employees, agents, directors and officers; or (iii) any deviation by POI from the terms of the Protocol or this Agreement or requirements or restrictions imposed by an IRB/EC. The Investigators are not and shall not be deemed the agents of POI for purposes of this Section 5.9. YM will notify POI of any claim or suit which may be subject to the provisions of this Section 5.9 as soon as reasonably practicable after receiving notice of the claim. POI shall have the sole right to control and settle any such claim or suits, and YM shall make all reasonable efforts to cooperate (at POI's expense) as requested by POI in handling any such claim or suit.


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6.    YM'S OBLIGATIONS

            In addition to YM's Obligations set forth in the Schedules and elsewhere in this Agreement, YM shall have the following obligations:

            6.1 YM shall provide POI, at no expense to POI (i) with all information and documentation reasonably necessary for POI to perform its duties hereunder, including but not limited to, all Clinical Trial Materials; and (ii) with all advice, guidance, and assistance reasonably requested by POI to fulfill it duties under this Agreement, including the schedules, and the Protocol.

            6.2 YM shall be responsible for (i) obtaining regulatory approval from Health Canada and from the United States Food and Drug Administration to conduct the Study in Canada and in the United States; and (ii) reporting adverse events to Health Canada and to the United States Food and Drug Administration in conformance with the legal and regulatory requirements.

            6.3 YM shall indemnify and save harmless POI, its officers, agents, and employees from all third party suits, actions, losses, damages, claims, or liability of any character, types, or description, including without limiting the generality of the foregoing, all expenses of litigation, court costs, and attorneys' fees for injury or death to any person, or injury to property (collectively, "Claims"), received or sustained by any person or persons or property, arising out of, or occasioned by the Investigational Product or the acts or omissions of YM (or its agents or employees), in connection with the Study or their execution or performance of this Agreement except to the extent that such Claims arise from or are caused (i) by POI's (its agents or employees) execution or performance of services under this Agreement; (ii) any negligent wrongful act or omission, reckless conduct or willful misconduct of POI, its employees, agents, directors and officers; or (iii) any deviation by POI from the terms of the Protocol or this Agreement or requirements or restrictions imposed by an IRB/EC. POI will notify YM of any claim or suit which may be subject to the provisions of this Section 6.2 as soon as reasonably practicable after receiving notice of the claim. YM shall have the sole right to control and settle any such claims or suits, and POI shall make all reasonable efforts to cooperate (at YM's expense) as requested by YM in handling any such claim or suit.

7.    LIMITATION OF LIABILITY

            NOTWITHSTANDING THE ABOVE, NEITHER PARTY, NOR THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS SHALL HAVE ANY LIABILITY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES,
INCLUDING BUT NOT LIMITED TO THE LOSS OF OPPORTUNITY, OR LOSS OF REVENUE OR PROFIT.

8.    CRO COMPENSATION

            8.1 YM shall pay POI the amounts set forth in Schedules 1 and 2 for all services provided and expenses incurred by POI pursuant to this Agreement, according to the payment schedule set forth in Schedule 2.


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            8.2 POI shall  submit  invoices  to YM upon the  completion  of each payment milestone event set forth in Schedule 2. YM shall make full payment of such sums by cheque or in cleared funds to such bank account in the United States as POI may reasonably specify from time to time, upon receipt of invoice ("Due Date"), without any deduction, set off or withholding except any tax, duties or governmental charges which YM is required by law to deduct or withhold. Any amounts which remain unpaid for ninety (90) days or more after the Due Date shall bear interest at the rate equal to 10% per annum. Interest shall be computed on the basis of a 365 or 366-day year, as the case may be. If any amounts remain unpaid for ninety (90) days or more after the Due Date, POI shall have the right to discontinue all work and services under this Agreement until such amounts are paid in full.

            8.3 If YM is required by law to make any tax deduction or withholding, YM shall provide reasonable assistance as requested by POI to assist POI to claim exemption from, or if that is not possible a credit for, the deduction or withholding under any applicable double taxation or similar agreement. YM shall also supply POI from time to time with proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

            8.4 YM shall reimburse POI for all reasonable airfare, hotel, and other travel expenses incurred by POI in its performance of the Services, including but not limited to, expenses incurred by POI in connection with initiation visits, monitoring visits, and closeout visits and in connection with attendance at Project Meetings and Investigators' Meetings. YM shall also reimburse POI for all photocopying, courier, and other similar expenses incurred by POI in its performance of its duties under this Agreement. Notwithstanding the foregoing, YM shall not be responsible for any costs described in this
Section 8.4 that exceed the amounts budgeted for such expenses in Schedule 1, without prior written approval being obtained from YM. Any amounts approved by YM in excess of those specified in Schedule 1, shall be separately invoiced to YM and YM shall pay these invoices according to the terms of Paragraph 8.2.

9.    AUDIT

            9.1 POI shall maintain and shall cause to be maintained, complete and accurate books of account containing all particulars that may be necessary for the purpose of calculating any fees, expenses or other costs (collectively, the "Service Costs") relating to the Services and any deliverables as set out in
Schedule 1. Such books of record shall be kept at its principal place of business.

            9.2 Upon the written request of YM, POI shall permit YM or its third party independent auditors to have access during normal business hours, upon ten
(10) days' notice to POI, to such records, including working papers and supporting documents, of POI, its independent contractors and agents as may be reasonably necessary to verify the accuracy of the Service Costs.

            9.3 If any audit reveals any overpayment of Service Costs, POI shall forthwith pay the amount of the overpayment to YM; provided however, that, in the event that POI shall not be in agreement with the amount of the overpayment, such matter shall be resolved pursuant to the provisions of Section 14 herein.

            9.4 If any audit reveals any underpayment of Service Costs, YM shall forthwith pay the amount of the underpayment to POI, provided however, that, in the event that YM shall not be in agreement with the amount of the overpayment, such matter shall be resolved pursuant to the provisions of Section 14 herein.


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            9.5 Both parties  shall treat all financial  information  subject to review under this Section 9 in accordance with the confidentiality provisions of this Agreement.

            9.6 The costs of conducting any audit hereunder shall be borne by YM unless the audit reveals an overpayment of Services Costs of greater than 5% in which case, costs shall be borne by POI up to a maximum of THIRTY THOUSAND DOLLARS (USD $30,000.00).

10.   CLINICAL STUDY AGREEMENT NEGOTIATION

      Where possible, POI will endeavour to use the Clinical Study Agreement template attached at Schedule 3 to this Agreement when entering into agreements with any investigational teams or sites engaged for the purpose of conducting a clinical trial on the Investigational Product in the United States and Canada. POI shall not make any modification to the Clinical Study Agreement template attached at Schedule 3 or enter into any clinical study agreement using such modified form of agreement without YM's prior written approval. In any case, POI shall not enter into any agreement with any investigational teams or sites engaged for the purpose of conducting a clinical trial on the Investigational Product, without YM's approval of the form and content of the agreement.

11.   INSURANCE

            11.1 YM and POI shall each maintain, at its sole cost and expense, insurance coverage with a reputable insurer (which shall be either occurrence based or claims made coverage) in an amount usual and customary for companies engaged in activities as contemplated by this Agreement. All such insurance shall be in place before the first patient is enrolled in the Study. Each shall designate the other party as an additional named insured on all such policies, and an endorsement shall be made on each such policy prohibiting the insurer from canceling the policy for any reason or substantially modifying its terms without first giving the other party at least twenty- eight (28) days written notice of its intention to do so.

            If either party maintains a claims-made policy and this Agreement expires or terminates for any reason, then that party shall either continue to maintain the same or higher coverage with the same insurance carrier for a period of four (4) years thereafter; or shall purchase "Tail Coverage" effective until the fourth (4th) anniversary date of the expiration or termination of this Agreement or obtain and maintain "Prior Acts" coverage equivalent in time and coverage as the "Tail Coverage" described herein.

            11.2 Upon request by either party, the other party shall provide evidence of that party's compliance with this Section.

12.   CONFIDENTIALITY

            12.1 Except as specified in the following Section 12.2, each of the parties agrees (i) that it shall not disclose any Confidential Information of the other party to other persons without the express written authorization of the other party; (ii) that such Confidential Information shall not be used in any way detrimental to the other party or for any purpose not related to the performance of the Services or the Study; and (iii) that the parties will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential lnformation comply with these non-disclosure obligations.


                                                                   PAGE 12 OF 19
CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

            12.2 Notwithstanding the foregoing, the parties may disclose Confidential Information to (i) those of its representatives, including, but not limited to the other party's legal, financial and accounting advisors, who need to know Confidential Information for the purpose of conducting this Study, it being understood and agreed by the parties that such representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section 12, and will be directed by the respective party not to disclose to any other person any Confidential Information; and (ii) the FDA, an IRB/EC, or comparable governmental or professional body with jurisdiction over the Study provided such disclosure is requested by the respective governmental or professional body or is required in order to satisfy Section 5.4.

            12.3 In the event that either party determines that it is required by law to disclose the other party's Confidential Information, or such disclosure is in response to a subpoena or a similar legal process, such disclosure shall be permitted provided that the other party required to make such disclosure promptly notifies the other party and assists the other party in obtaining a protective order or other appropriate remedy.

13.   INTELLECTUAL PROPERTY

            13.1 POI acknowledges and agrees that any and all intellectual property rights (including, but not limited to, inventions, discoveries, improvements and know-how, whether patentable or not) that may arise or be conceived during, or are related to, the Study , including without limitation all data generated in the course of the Study, completed Case Report Forms and all Clinical Trial Materials (hereinafter the "Intellectual Property") shall belong solely to YM. POI shall cooperate with YM, and shall use its best efforts to ensure that any institutions and investigational teams which participate in the Study, including their employees and agents, cooperate with YM, in obtaining assignments or other documents required to transfer to YM all Intellectual Property. In addition, POI shall use its best efforts to ensure that any institutions and investigational teams which participate in the Study, including their employees and agents, cooperate with YM, at YM's sole expense, in preparing patent applications relating to the Intellectual Property, where required.

            13.2 The Parties agree that POI has no rights to publish or present, at any time, the data generated in the course of the Study.

            13.3 YM acknowledges that, as between POI and YM, any and all intellectual property rights in works authored by POI before the Effective Date of this Agreement and works authored by POI independent of the Study shall belong to POI.

14.   ARBITRATION

      All disputes, disagreements, controversies, questions or claims arising out of or relating to this Agreement and all other agreements entered into pursuant to the terms of this Agreement, including, without limitation, with respect to their formation, execution, validity, application, interpretation, performance, breach, termination or enforcement ("Disputes") shall be determined by arbitration under the International Commercial Arbitration Act (Ontario) (the "International Act"), provided that:

            14.1 any hearing in the course of the arbitration shall be held in Toronto, Ontario;


                                                                   PAGE 13 OF 19
CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

            14.2 the number of arbitrators shall be one;

            14.3 any award or determination of the arbitrator shall be final and binding on the parties and there shall be no appeal on any ground, including, for greater certainty, on the ground of alleged errors of law. For greater certainty, Article 34 of the International Act shall apply to an arbitration under this section 14;

            14.4 despite Article 26 of the International Act, the arbitrator shall not, without the written consent of all parties to the arbitration, retain any expert;

            14.5 an arbitrator may apportion the costs of the arbitration, including the reasonable fees and disbursements of the parties, between or among the parties in such manner as the arbitrator considers reasonable, provided that an arbitrator shall not award costs on a distributive basis;

            14.6 all awards for the payment of money shall include prejudgment and postjudgment interest in accordance with sections 127 to 130 of the Courts of Justice Act (Ontario) with necessary modifications; and

            14.7 all matters in relation to the arbitration shall be kept confidential to the full extent permitted by law, and no individual shall be appointed as an arbitrator unless he or she agrees in writing to be bound by this dispute resolution provision.

15.   NON-SOLICITATION OF STAFF

      During the term of this Agreement and for a period of twelve months following its termination or expiration, YM shall not directly or indirectly (i) solicit or entice any employee or contractor of POI with whom it comes into contact as a result of participation in the Study, to be employed by it or any other person or entity; or (ii) approach any such employee or contractor for such purpose or authorize or approve the taking of such action by any other person.

16.   TERM AND TERMINATION

            16.1 This Agreement shall commence on the Effective Date and, unless terminated pursuant to this Section 16, shall continue until such time as the Services and Closeout Services have been completed. This Agreement does not cover any services required for long-term patient follow up. The parties shall endeavour to enter into a separate agreement for such services.

            16.2 This Agreement may be terminated upon the mutual, written consent of both parties. This Agreement may also be terminated by YM without cause upon thirty (30) days prior written notice to the other party.

            16.3 Either party may immediately terminate this Agreement for cause, upon written notice to the other party stating the date of termination, pursuant to the following:

            16.3.1 Termination by POI. POI may terminate this Agreement for cause upon the occurrence of any of the following events:

                  (i) YM fails to maintain the  insurance  coverage  required by
Section 11.1;


                                                                   PAGE 14 OF 19
CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

                  (ii) The FDA, IRB/EC, or any regulatory authority with jurisdiction over the Study suspends or revokes any consent, approval, license, or operating certificate required to conduct the Study;

                  (iii) YM breaches any material provision of this Agreement, other than those specifically referenced in this Section 16.3.1, and fails to remedy that breach within 30 days after receiving notice of such breach; or

                  (iv) YM files a petition for the appointment of a receiver in liquidation or a trustee with respect to itself or any of its property; or any person other than YM files a petition for the appointment of a receiver in liquidation or a trustee with respect to YM in bankruptcy, insolvency, or reorganization, compromise, adjustment or other relief relating to the relief of debtors, and such involuntary petition is not vacated or set aside or stayed within 60 days from YM's receiving notice of such petition.

            16.3.2 Termination by YM: YM may terminate this Agreement for cause upon the occurrence of any of the following events:

                  (i)  The  FDA,  IRB/EC,  or  any  regulatory   authority  with
jurisdiction over the Study suspends or revokes any consent, approval, license, or operating certificate required to conduct the Study;

                  (ii} The occurrence of a Serious Adverse Event which causes the study to be terminated due to safety concerns by the Data Safety Management Board;

                  (iii) If POI enters into a Clinical Trial Agreement with an Investigator relating to the Study, and the Investigator or any member of the Investigator's staff fails to possess all qualifications, training, and licenses necessary to perform the duties and obligations of that individual under that agreement or fails in any material manner to abide by the provisions of the Regulatory Requirements or this Agreement; provided, however, that POI may cure any such deficiency by removing forthwith the affected individual from providing services under this Agreement;

                  (iv) POI breaches any material provision of this Agreement, other than those specifically referred to in this Section 16.3.2, and fails to remedy that breach within 30 days after receiving notice of such breach;

                  (v) POI files a petition for the appointment of a receiver in liquidation or a trustee with respect to itself or any of its property; any entity POI controls makes a -voluntary assignment for the benefit of creditors or files a petition in bankruptcy or insolvency or for reorganization, compromise, adjustment, or other relief; or if any person other than POI files a petition for the appointment of a receiver in liquidation or a trustee with respect to POI or any entity it controls in bankruptcy, insolvency, or reorganization, compromise, adjustment or other relief relating to the relief of debtors, and such involuntary petition is not vacated or set aside or stayed within 60 days from POI's receiving notice of the petition; or

                  (vi) POI is unable to perform its obligations under this Agreement due to a Force Majeure Event for a period greater than thirty (30) days.


                                                                   PAGE 15 OF 19
CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

            16.4 In the event of any change or reinterpretation of a Regulatory Requirement, the adoption of any new law or regulation, or the initiation of an enforcement action with response to laws, regulations, or guidelines applicable to this Agreement, any of which shall affect the legality of this Agreement, the parties agree to negotiate in good faith to amend this Agreement to comply with the offended law or regulation. If the parties do not agree to such amendment within 30 days prior to the effective date of the offended law or regulation (or such earlier time as may be required to comply), then either party may terminate this Agreement immediately by giving written notice to such effect to the other party.

17.   CONSEQUENCES OF TERMINATION

            17.1 Upon  termination  of this  Agreement,  POI  shall  immediately provide to YM complete and up-to-date  written  records  accounting for the full amount of Investigational Product dispensed, and the amount of unused Investigational Product remaining in the possession of POI, or the investigational teams or sites participating in the Study. POI shall, and shall ensure that the investigational teams or sites participating in the Study, return without delay any unused quantities of the investigational Product, including samples, unless YM requests that such Investigational Product be destroyed, in which case POI shall arrange for such destruction and provide appropriate proof to YM that such destruction has occurred.

            17.2 The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination.

            17.3 Upon early termination of this Agreement pursuant to Sections 16.2, 16.3, or 16.4, YM shall continue to pay POI the amounts set forth in Schedules 1 and 2 for all services actually provided and expenses actually incurred by POI prior to the date of termination of this Agreement. Without limiting the foregoing, upon termination of this Agreement, YM shall, in addition to all CRO Compensation then due, compensate POI, as specified in Schedules 1 and 2, for all Closeout Services required to terminate and closeout the Study, including but not limited to, any activities necessary to satisfy the requirements of any governmental, regulatory, or professional authority with jurisdiction over the Study. Further, upon termination of this Agreement by YM prior to the completion of the Study pursuant to Section 16.2, YM shall pay POI a termination fee that shall equal 10% of the remaining compensation, if any, owed to POI pursuant to Section 8.1 and Schedules 1 and 2 as of the date of termination. This termination fee shall be paid, in part, to compensate POI for having to reassign its personnel and incur out-of-pocket expenses not covered by
Section 8.1 and Schedules 1 and 2.

            17.4 In the event that, at the date of termination of this Agreement, the amount already paid by YM to POI exceeds the total of: (1) the cost for services actually provided by POI up to the date of termination, (2) expenses actually incurred by POI up to the date of termination, (3) the cost for the Closeout Services; and (4) the termination fee according to Section 17.3, if applicable, then the excess amount shall be immediately refunded to YM.

            17.5 In no event shall the amount payable to POI by YM pursuant to this Agreement exceed the maximum amounts specified in Schedule 1 or 2, without the prior written agreement of the Parties.


                                                                   PAGE 16 OF 19
CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

18.   REPETITION OF THE STUDY

      In the event of a material error by POI as agreed to by POI in the performance of the Services, POI shall repeat the applicable Services upon YM's request at no additional expense to YM.

19.   DELAYS

            19.1 YM may, in its sole discretion, require POI to delay or suspend Services. If (a) YM requests such a delay due to no fault of POI; and (b) YM requests that POI staff continue to be assigned to the project during the period of such delay or suspension; the parties shall negotiate in good faith a monthly maintenance fee payable by YM during the period that Services are suspended and staff continue to be assigned. While the monthly maintenance fee is being paid, payments due as outlined in Schedules 1 and 2 shall not be payable. Such delay shall last no longer than six (6) months, after which time POI shall have the right to terminate this Agreement.

20.   GENERAL PROVISIONS

            20.1 This Agreement sets forth the entire agreement and understanding among the parties as to the matters contained therein, and merges and supersedes any prior discussions, agreements, and understanding of every kind and nature relating thereto.

            20.2 Any amendment of or modification to this Agreement shall become effective only if it is in writing and executed by the parties.

            20.3 This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective legal representatives, trustees, receivers, successors and permitted assigns.

            20.4 Except as otherwise specified in this Agreement or otherwise agreed to by the parties in writing, all notices, requests, demands, and other communications provided for in this Agreement shall be in writing in English and shall be deemed to have been given at the time when personally delivered, or mailed by registered or certified mail, return receipt requested, to the address of the other party stated below or to such other address as any such party may have fixed by notice, provided, however, that any notice of change of address shall be effective only upon receipt by addressee.

                  All notices to YM shall be addressed to:

                  David G.P. Allan
                  President and CEO
                  YM BioSciences Inc.
                  5045 Orbitor Drive
                  Building 11, Suite 400

                  Mississauga, Ontario L4W4Y4 Canada


                                                                   PAGE 17 OF 19
CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

                  If notices or communications by telephone or facsimile are specifically authorized in this Agreement or otherwise agreed to by the parties in writing, calls to YM shall be placed and facsimiles to YM shall be sent to the following numbers:

                  Phone: (905) 629-9761
                  Fax: (905) 629-4959

                  All notices to POI shall be addressed to:

                  John Hovre
                  Executive Vice President
                  Pharm-Olam International Ltd.
                  902 Frostwood,
                  Suite 240 Houston, TX 77024
                  United States

                  If notices or communications by telephone or facsimile are specifically authorized in this Agreement or otherwise agreed to by the parties in writing, calls to POI shall be placed and facsimiles to POI shall be sent to the following numbers:

                  Phone: (713) 463-8075, ext. 121
                  Fax: (713) 463-8281

            The parties shall give notice to each other of any change of their address or telephone, facsimile, or similar number at the earliest possible opportunity.

            20.5 All agreements of the parties, as well as any rights or benefits accruing to them, pertaining to a period of time following the termination or expiration of this Agreement or any of its provisions, including but not limited to Paragraph 5.9, 6.3, and Sections 7 through 15, and 17, shall survive such termination or expiration hereof and shall not be merged.

            20.6 The waiver by any party of breach or default by any other party shall not operate as a waiver of a continuing or subsequent breach or default of the same or a different nature or kind.

            20.7 If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the invalid provision substantially impairs the benefits of the remaining provisions of this Agreement.

            20.8 No party may assign this Agreement or its rights and duties hereunder, without the prior written consent of the other party, except that YM may assign this Agreement to a purchaser or acquirer of substantially all of the business to which this Agreement relates.

            20.9 The provisions of this Agreement shall be self-executing and shall not require further agreement by the parties except as may otherwise be specifically provided in this Agreement; provided, however, that, at the request of a party, the other party shall execute such additional instruments and perform such additional acts as may be reasonably necessary to effectuate this Agreement.

            20.10 This Agreement may be executed in counterpart originals, with each counterpart to be deemed an original, but all counterparts together shall constitute a single instrument.


                                                                   PAGE 18 OF 19
CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

            20.11 In the event that performance by a party of any of its obligations under the terms of this Agreement shall be interrupted or delayed by a Force Majeure Event, that party shall be excused from such performance for the same amount of time as such occurrence shall have lasted or such period of time as is reasonably necessary after such occurrence abates for the effects thereof to have dissipated.

21.   APPLICABLE LAW

      This Agreement shall be governed by and be construed under the laws of Ontario, Canada without giving effect to its choice-of-law rules, and exclusive venue of any action or other proceeding that may be brought or arise out of, in connection with, or by reason of this Agreement shall be in Ontario, Canada.

      IN WITNESS WHEREOF, this Agreement is executed by the parties hereto and is effective as of the day and year first above written.


                          YM BIOSCIENCES, INC.:

                          By:___________________________
                          David G.P. Allan, its President and CEO


                          PHARM-OLAM INTERNATIONAL LTD.:

                          By Pharm-Olam Management, Inc., its General Partner

                          By:__________________________________



                                                                   PAGE 19 OF 19
CLINICAL RESEARCH SERVICES AGREEMENT
10 March 2004

                      Schedule 1 - Clinical Services Cost


Pharm-Olam International
Clinical Services Cost
Study:  Breast Cancer - YMB1002-02
Number of Patients:  700 over 70 sites ([*] months recruitment)
Countries:  [*]

Date:  18th February 2004

[*]

                        Schedule 1 - Data Management Cost

Pharm-Olam International
Data Management Cost
Study:  Breast Cancer - YMB1002-02
Number of Patients:  700 over 64 sites ([*] months recruitment)
Countries:  [*]

Date:  18th February 2004

[*]

                         Schedule 1 - Pass Through Costs


Pharm-Olam International
Pass Through Costs
Study:  Breast Cancer - YMB1002-02
Number of Patients:  700 over 64 sites ([*] months recruitment)
Countries:  [*]

Date:  18th February 2004

[*]

                         SCHEDULE 1 - TRANSLATION TIMES

PHARM-OLAM INTERNATIONAL
TRANSLATION TIMES
STUDY: BREAST CANCER - YMB1002-02
NUMBER OF PATIENTS: 700 OVER 64 SITES ([*] MONTHS RECRUITMENT)
--------------------------------------------------------------------------------

COUNTRIES: [*]

Date:  18th February 2004

Note: This is an assumption and depends on the final number of pages to be translated

-------------------------------------------------------------------------------------------------------
            Document                         Assumptions                       Number of Days
                                                                               Eastern Europe
-------------------------------------------------------------------------------------------------------
Full protocol
(Russia and Mexico only)                 5 days each country                         10
-------------------------------------------------------------------------------------------------------
Patient information sheet           1 per language (9 languages excl.
                                        US, canada and India)                         9
-------------------------------------------------------------------------------------------------------
Consent form                               0.5 per language                         4.5
-------------------------------------------------------------------------------------------------------
Drug labels                                 1 per language                           9
-------------------------------------------------------------------------------------------------------
Ethics committee approval letters      0.5 per site (47 sites)                      23.5
-------------------------------------------------------------------------------------------------------
Import licence and
regulatory approval letters                 1 per language                           9
-------------------------------------------------------------------------------------------------------
Insurance certificate                       1 per language                           9
-------------------------------------------------------------------------------------------------------
Investigator contracts                      2 per language                           18
-------------------------------------------------------------------------------------------------------
SAEs                                         0.25 per SAE                           12.5
(50 to be translated into Russian)   (all SAEs to be translated)
-------------------------------------------------------------------------------------------------------
                           TOTAL                                                   104.5
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

N.B. These translation times are an estimate, a more accurate costing can be provided after a review of the full study documentation. If you require local language correspondence ( e.g. to/from Regulatory Authorities, EC's and investigators) to be translated this will be charged at (pound)75 per page.

--------------------------------------------------------------------------------

                                                        Pharm-Olam International
YM Biosciences Proposal                                             Confidential

                                   Schedule 2

                                Payment Schedule


PAYMENT SCHEDULE FOR SERVICES AND DATA MANAGEMENT:
---------------------------------------------------- ------------------- ------------------ ------------------- ----------------
                                                          SERVICES (GBP)    SERVICES (USD)     DATA MANAGEMENT       TOTAL
---------------------------------------------------- ------------------- ------------------ ------------------- ----------------
[*]% at Execution of Letter of Intent                        (pound)[*]               $[*]             $   [*]             $[*]
Amount Received to Date                                             [*]                [*]                 [*]              [*]
Balance Due                                                  (pound)[*]               $[*]             $   [*]            $ [*]
---------------------------------------------------- ------------------- ------------------ ------------------- ----------------
[*]% at 1st Patient In                                       (pound)[*]               $[*]                $[*]             $[*]
---------------------------------------------------- ------------------- ------------------ ------------------- ----------------
Balance (less [*]% holdback) payable in three                (pound)[*]               $[*]                $[*]             $[*]
parts: (pound)[*] per month for [*] months
((pound)[*]);(pound)[*] per patient randomized
((pound)[*]); and(pound)[*] per patient finalized
((pound)[*]) (i.e., completed treatment or
dropped out of study
---------------------------------------------------- ------------------- ------------------ ------------------- ----------------
Final Payments (of the holdback):

|X|      After last final close-out visits                   (pound)[*]               $[*]                $[*]             $[*]
|X|      On delivery of final report and CRFs                (pound)[*]               $[*]                $[*]             $[*]
---------------------------------------------------- ------------------- ------------------ ------------------- ----------------
TOTAL GRANT                                                  (POUND)[*]               $[*]                $[*]             $[*]
---------------------------------------------------- ------------------- ------------------ ------------------- ----------------

Note: Total is based on 700 patients at 64 sites but excluding pass-through costs. If the number of patients is reduced, the costs and payments will be reduced pro-rata.

PAYMENT SCHEDULE FOR INVESTIGATOR COSTS:

Billed monthly to YM BioSciences, Inc., as patients are competed and after validation by YM that patients are evaluable.

PAYMENT SCHEDULE FOR PASS-THROUGHS:

All pass-through costs are estimates and will be invoiced on a monthly basis as incurred.

FINAL PAYMENT:

The Final Payment represents a [*]% holdback: (pound)[*] is due on completion of all the final close out visits and (pound)[*] is due on delivery of the final report and delivery of case report forms to YM. YM and POI will in good faith endeavor to enter into an agreement for provision of services for the `follow-up' of patients and it is contemplated that this Final Payment will be dealt with as part of that agreement.

REFERENCE FOREIGN EXCHANGE RATE FOR SERVICES:

The USD figures are for reference only and the conversion rate used is 1.75 USD to 1 GBP

PAYMENT RELATED TO CANADIAN-SOURCED SERVICES:

Services budget includes approximately US$[*] per month for Canadian-sourced services.


--------------------------------------------------------------------------------
Schedule 2 - Payment Schedule                                        Page 1 of 1

                                  CONFIDENTIAL

                            CLINICAL STUDY AGREEMENT

This Clinical Study Agreement ("Agreement") is made and entered into by and among PHARM-OLAM INTERNATIONAL LTD. (hereinafter referred to as "POI"), YM BIOSCIENCES, INC. (hereinafter referred to as "Sponsor"), [INVESTIGATOR NAME] ("Principal Investigator") and [INSTITUTION NAME] ("Institution") for the conduct of a clinical trial in accordance with the protocol entitled, "A Phase III study of DPPE (tesmilifene) combined with Epirubicin and Cyclophosphamide versus Epirubicin and Cyclophosphamide alone as first line Treatment in Metastatic/Recurrent Breast Cancer.", ("Protocol"), and all current and future amendments thereto as signed and approved by the Principal Investigator, which is incorporated into this Agreement by reference.

WHEREAS, POI is a clinical research organization retained by the Sponsor for this Study (defined below).

WHEREAS, this study will be a multi-site Study with each Principal Investigator initially completing [NUMBER OF PATIENTS] eligible evaluable patients.

1.    TERMS

      1.1 "Study" shall mean the conduct of the clinical trial as set forth in the Protocol. "Eligible Evaluable Patient" shall mean any patient who is qualified to participate in the Study pursuant to the Protocol and either completes the Study or is discontinued from the Study due to withdrawal of consent or adverse event. "Study Drug" shall mean [DESCRIPTION OR NAME OF DRUG]. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Protocol.

2.    TERM OF THE AGREEMENT

      2.1 The term of this Agreement shall commence on the date that it is fully executed and continue until six (6) months after the earlier of the following: (1) the date the Study is completed and final clinical research data is accepted by POI; or (2) the date the Study is terminated as provided for herein.

3.    SUB-INVESTIGATORS

      3.1 The Principal Investigator may have one or more sub-investigators ("Sub-investigator") work on the Study. Such Sub-investigator shall be subject to all of the terms and conditions of this Agreement, including all obligations of the Investigator. No Sub-investigator may work on the study unless he or she is qualified through experience and training to conduct clinical trials and agrees to be involved through completion of the Study. The Sub-investigator's name shall appear in the appropriate space on the FDA Form 1572. In this Agreement "Investigator" will refer to the Principal Investigator and any Sub-investigator.

4.    INVESTIGATOR OBLIGATIONS

      4.1 The Investigator shall adhere to any and all laws, regulations and guidelines, including (a) any applicable Guidelines for Good Clinical Practice, (b) the laws and customs governing medical practice and ethics prevailing in the country where the Study takes place, and (c) all guidelines and instructions supplied by POI and/or the Sponsor. Strict compliance by the Investigator with the Study Protocol is required (slight deviations based on medical necessity will not violate this provision). Any modifications recommended by the Investigator or the Institution's Institutional Review Board ("IRB") before initiation of the Study or during the review process must be brought to the attention of POI. The Protocol may not be altered without the prior written consent of POI and/or the Sponsor for the Study, and a subsequent review and approval by the IRB. The Principal Investigator thoroughly understands the Protocol and, as of the date of signing this Agreement, has no further questions or concerns about the Study's design or conduct.


Schedule 3 - Clinical Study Agreement Template                      Page 1 of 12

      4.2 The Investigator shall exercise independent medical judgment as to the compatibility of each patient with the Protocol and obtain written informed consent before including any patient in the Study. Investigator shall maintain independent records that corroborate that the informed consent was executed before the inclusion of the patient in the Study.

      4.3 The Investigator shall obtain written IRB approval to conduct the Study. The IRB shall receive a copy of the Protocol as part of the original submission to the IRB as well as any Protocol modifications that are made after IRB approval has been obtained. When required, the patient informed consent form approved by the IRB shall be modified to reflect changes in the Protocol. The modified form shall be submitted to the IRB for approval, and upon IRB approval signed by each patient participating in the Study.

      4.4 The  Investigator  is expected to be available  during normal business
      hours  for  consultation  with  POI's  clinical  research   associates  by
      telephone and during periodic site visits to assess Study progress.

      4.5 The Investigator shall have a study coordinator to assist the Investigator with the administration of the Study. The Study coordinator shall be available during normal business hours for consultation with POI by telephone and during periodic site visits.

      4.6 All Study Drug and other materials provided by POI and/or the Sponsor shall be used solely for the purposes of conducting the Study and shall not be provided to any third party without the prior written approval of POI. In accordance with applicable regulations, the Investigator shall provide careful custody and accurate dispensing records for the Study Drug. In addition, the Investigator shall retain shipping invoices for supplies received from the Sponsor.

5.    SAFETY

      5.1 The Investigator and/or the Institution will immediately notify POI of any serious and/or unexpected experiences suffered by patients, whether or not deemed therapy related. Serious adverse events will be reported to POI within 24 hours. A follow up written report must be submitted to the POI and Institution's IRB as soon as possible, but in no event more than three days after occurrence or identification of the event.

6.    STUDY RECORDS

      6.1 Case Report Forms will be provided to the Investigator along with Study supplies. The Investigator shall complete and review all Case Report Forms for completeness and accuracy, shall submit data in a timely manner and shall maintain complete records of patient identification, clinical observations and clinical supplies disposition. The Investigator shall also maintain independent case histories for each patient, in addition to the Case Report Forms provided to the Investigator. The Investigator is required to retain Study documents and maintain the master patient log in accordance with all applicable regulations.


Schedule 3 - Clinical Study Agreement Template                      Page 2 of 12

      6.2 THE INVESTIGATOR SHALL RECORD ALL ENTRIES ON CASE REPORT FORMS IN A TIMELY MANNER FOLLOWING EACH PATIENT VISIT.

      6.3 The Study will have quality assurance audits that will be performed several times during the duration of the Study. During the term of this Agreement, the Institution and Investigator agree to permit representatives of POI and Sponsor to examine at any reasonable time during normal business hours (1) the facilities where the Study is being conducted, (2) raw Study data, and (3) any other relevant information (and to make copies) necessary for POI or Sponsor to confirm that the Study is being conducted in conformance with the Protocol and in compliance with applicable laws, regulations and regulatory guidelines. The applicable health regulatory authority also may conduct independent inspections of the Study under its jurisdiction. The Investigator and Institution shall cooperate fully in such audits and inspections.

7.    TERMINATION

      7.1 Sponsor reserves the right to discontinue the Study for any reason upon thirty (30) days advance written notice of Study termination to the Investigator. The Investigator will stop enrolling patients upon receipt of notice of Study termination. Upon termination the Investigator shall deliver to POI, at the expense of POI, all unused Case Report Forms and Study Drug, and all other material and information provided by POI and/or Sponsor, or generated during the Study. POI and/or Sponsor reserve the right to discontinue the Study without advance written notice to the Investigator if patient safety becomes a concern to POI or Sponsor. POI and/or Sponsor reserve the right to terminate this Agreement at any time for cause. In case of termination, the payments due under this Agreement shall be prorated based on actual work properly performed in accordance with the Protocol as of the date of the termination.

8.    CONFIDENTIALITY

      (i)   Basic Obligation of Confidentiality

            Investigator and Institution hereby acknowledges and agrees that in the course its involvement with Sponsor, Sponsor and/or POI may disclose to Investigator and Institution or Investigator and Institution may otherwise have access or be exposed to Confidential Information. All information disclosed by POI and/or the Sponsor, or developed hereunder by the Institution, the Investigator or associated staff, is deemed Confidential Information. Confidential Information shall include the Protocol, the terms of this Agreement, Case Report Forms and all materials and information concerning the Sponsor and the Study disclosed to the Investigator or Institution during the Study. Sponsor hereby agrees to provide such access to Investigator and Institution and Investigator and Institution agrees to receive and hold all Confidential Information on the terms and conditions set out in this Agreement. Except as set out in this Agreement, Investigator and Institution will keep strictly confidential all Confidential Information and all other information belonging to Sponsor that Investigator and Institution acquires, observes or is informed of, directly or indirectly, in connection with Investigator and Institution's involvement, in any capacity, with Sponsor and will not, without Sponsor's prior written consent, disclose any Confidential Information or recollections thereof to any person.

Schedule 3 - Clinical Study Agreement Template                      Page 3 of 12

      (ii)  Non-disclosure

            Unless Sponsor first gives Investigator and Institution written permission to do so, Investigator and Institution will not at any time, either during or after Investigator and Institution's involvement in any capacity with Sponsor:

                  o Use or copy Confidential Information or Investigator and Institution's recollections thereof; or

                  o Publish or disclose Confidential Information or Investigator and Institution's recollections thereof to any person other than Sponsor or its employees who are under an obligation of confidentiality with Sponsor; or

                  o Permit any Confidential Information to be used, copied, translated or adapted except as otherwise expressly permitted by this Agreement.

      (iii) Taking Precautions

            Investigator and Institution will take all reasonable precautions necessary or prudent to prevent material in Investigator and Institution's possession or control that contains or refers to Confidential Information from being discovered, used or copied by third parties.

      (iv)  Sponsor's Ownership of Confidential Information

            As between Investigator and Institution and Sponsor, all right, title and interest in and to the Confidential Information is and shall remain Sponsor's property.

      (v)   Control of Confidential Information and Return of Information

            All physical materials containing Confidential Information, whether or not produced or prepared by Investigator and Institution, including, without limitation, memoranda, drawings, plans, samples, case report forms accounts, reports, financial statements, estimates, computer files and materials prepared in the course of Investigator and Institution's responsibilities to or for the benefit of Sponsor, shall belong to Sponsor. Investigator and Institution further agrees that, upon written request from Sponsor at any time, Investigator and Institution shall:

            o Return to Sponsor all original copies of the Confidential Information; and

            o Destroy any and all copies or other reproductions or extracts thereof and all other documents, memoranda, notes and other writings prepared by or for Investigator and Institution based on the Confidential Information.

            Investigator and Institution is not granted any license or other rights to any of the Confidential Information except as expressly set out in this Agreement.

      (vi)  Purpose of Use

            Investigator and Institution will use the Confidential Information only for the purposes of fulfilling Investigator and Institution's responsibilities under this Agreement or as authorized or directed by Sponsor.

Schedule 3 - Clinical Study Agreement Template                      Page 4 of 12

9.    PUBLICATION

      9.1 The Parties agree that presentation and publication of clinical research findings may be made by the Institution or the Investigator; provided, however, no Confidential Information of the Sponsor is revealed and no single site data is presented and/or published prior to the publication of the multi-center data from the Study, or until twelve (12) months have elapsed following database lock, whichever comes first. Institution agrees to provide the Sponsor with a copy of any and all communications, presentations and publications thirty (60) days before it is released and to discuss any issues of data interpretation or confidentiality with Sponsor staff. Institution and Investigator shall cause each of its employees, agents and contractors to comply with the terms and conditions of this Paragraph 9.

10.   OWNERSHIP OF WORK PRODUCT

      10.1 The Investigator and Institution agree that all inventions, improvements in know-how, data, inventions, discoveries, new uses, processes and compounds, whether patentable or not, copyrightable or susceptible to any other form of legal protection, made, conceived or reduced to practice relating to the Study, or made, conceived or reduced to practice at any time with the use or possession of any Confidential
      Information or any analog of the Study drug ("Inventions") shall be and remain the sole property of Sponsor. The Investigator shall fully cooperate with Sponsor in obtaining, at Sponsor's sole cost and expense, the patent and all such intellectual property protection as may be available with respect to such Inventions, and shall execute all documents reasonably deemed necessary by Sponsor for purposes of procuring such patent and intellectual property protection.

11.   DEBARMENT

      11.1 The Investigator and Institution warrant and represent that neither the Investigator nor the Institution have been, or are currently, an individual, corporation, partnership, association or entity that has been debarred by the U.S. Food and Drug Administration ("FDA") pursuant to 21 U.S.C. ss.335a (a) or (b) ("Debarred Person").

      11.2 The Institution further warrants and represents that no Debarred Person has performed or rendered, or will perform or render, any services or assistance relating to activities taken pursuant to this Agreement.

      11.3 The Institution and Investigator further warrant and represent that they have no knowledge of any circumstances which may affect the accuracy of the foregoing warranties and representations, including, but not limited to, FDA investigations of, or debarment proceedings against, the Institution or any other person or entity performing services or rendering assistance relating to activities taken pursuant to this Agreement.

      11.4 The Institution and Investigator shall immediately notify POI if they become aware of any such circumstances at any time.

12.   PAYMENT

      12.1 Grant payments hereunder will be made by POI, upon receipt of funds from the Sponsor, to [THE PAYEE] and pursuant to Exhibit A incorporated herein.


Schedule 3 - Clinical Study Agreement Template                      Page 5 of 12

13.   INDEMNIFICATION

      13.1 Sponsor agrees to defend, indemnify and hold harmless Institution, the Investigators and their respective employees ("INSTITUTION INDEMNITEES") from any and all third party claims, demands, costs, expenses (including without limitation reasonable attorneys' fees), liabilities and/or losses (such third party claims, demands, costs, expenses, liabilities and/or losses including reasonable attorneys' fees shall collectively be referred to as the "LOSSES") which may be asserted against Institution Indemnitees related to the Study drug. Sponsor's indemnification obligations under this paragraph 13.1 shall not apply to the extent any such Losses arise from, result from or relate to: (i) a material breach of this Agreement, or violation of applicable law, rule or regulation by any of the Institution Indemnitees; (ii) the negligence or willful misconduct of any of the Institution Indemnitees; or (iii) any unauthorized deviation or diversion by any of the Institution Indemnitees from the Protocol (except for any such deviation required as medical necessity).

      13.2 Institution agrees to defend, indemnify and hold harmless Sponsor, its subsidiaries, affiliates, directors, officers, shareholders, employees, successors and/or assigns ("SPONSOR INDEMNITEES") from any and all Losses related to (i) a material breach of this Agreement, or a violation of applicable law, rule, or regulation by any of the Institution Indemnitees; (ii) the negligence or willful misconduct of any of the Institution Indemnitees; or (iii) any unauthorized deviation or diversion by any of the Institution Indemnitees from the Protocol (except for any such deviation required as medical necessity). Institution's indemnification obligations under this Paragraph 13.2 shall not apply to the extent any such Losses arise from, result from or relate to: (i) a material breach of this Agreement, or violation of applicable law, rule or regulation by any of the Sponsor Indemnitees; (ii) the negligence or willful misconduct of any of the Sponsor Indemnitees; or (iii) any unauthorized deviation or diversion by any of the Sponsor Indemnitees from the Protocol (except for any such deviation required as medical necessity).

      13.3 The party against whom a claim that is subject to indemnification hereunder is brought (in this context, the "INDEMNIFIED PARTY") agrees to promptly notify the indemnifying party (in this context, the "OTHER PARTY") in writing, of any claims asserted against the Indemnified Party to which the Indemnified Party is entitled to indemnification hereunder. The Indemnified Party shall deliver to the Other Party any appropriate court document or other document relative to or in relation to such claim. The Other Party shall control the investigation, trial, defense and settlement of any such lawsuit or action and any appeal arising therefrom and shall employ or engage attorneys of its own choice. The Indemnified Party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The Indemnified Party shall provide full reasonable cooperation to the Other Party at all times during the pendency of the claim or lawsuit including, without limitation, providing the Other Party with all available information, access to personnel and documents concerning the claim..

      13.4 NOTWITHSTANDING THE ABOVE, NEITHER THE SPONSOR NOR THE INSTITUTION, THEIR RESPECTIVE AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS SHALL HAVE ANY LIABILITY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO THE LOSS OF OPPORTUNITY, OR LOSS OF REVENUE OR PROFIT.

Schedule 3 - Clinical Study Agreement Template                      Page 6 of 12

14.   ASSIGNMENT/SPONSOR'S RIGHTS

      14.1 This Agreement is for professional services. Neither the Institution nor Investigator may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of POI and the Sponsor. The Institution and Investigator understand and agree that its obligations under this Agreement are for the benefit of Sponsor and POI and the Sponsor and POI shall have the right to enforce the terms of this Agreement. Accordingly, it is agreed that POI shall have the right to assign all of its rights under this Agreement to Sponsor.

15.   SURVIVAL

      15.1 The terms of Paragraphs 8, 9, 10, 13, 14 and 15 shall survive the expiration or termination of this Agreement.

16.   FINANCIAL DISCLOSURE

      16.1 For purposes of this paragraph, any Investigator performing services pursuant to this Agreement, and any spouse or dependent child of such Investigator shall be jointly referred to as "Investigator Personnel". The Investigator and Institution agree to submit a written disclosure of: (1) any financial arrangement in which any Investigator who performs services pursuant to this Agreement, participates, which could affect the outcome of the Study as defined in 21 CFR 54.2(a); (2) any propriety interest by any Investigator Personnel in the Study Drug or test product, as defined in 21 CFR 54.2(c); (3) any significant equity interest owned by any Investigator Personnel in the Sponsor company, as defined in 21 CFR 54.2(b) and (4) receipt by any Investigator Personnel of any significant payments of other sorts as defined by 21 CFR 54.2(f). The Investigator and Institution further agree to assist POI and Sponsor, upon request in obtaining any information and executing any documents necessary to comply fully with 21 CFR part 54, or any rules or regulations thereunder.

17.   INSURANCE

      17.1 Before initiation of the Study, the Institution and the Investigator shall provide POI with evidence of professional liability coverage in the amount equivalent to acceptable industry standards of coverage.

18.   GOVERNING LAW

      18.1 This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario, Canada.

19.   ILLEGALITY

      19.1 If any term or provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be construed as if such term or provision, to the extent the same shall have been held invalid, illegal, unenforceable, had never been contained herein.

20.   WAIVER

      20.1 No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of all parties hereto. Failure by any party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by any party in one or more instances be construed as constituting a continuing waiver in other instances.


Schedule 3 - Clinical Study Agreement Template                      Page 7 of 12

21.   ASSIGNS

      21.1 This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective permitted assigns and successors in interest; provided, however, neither party shall assign this Agreement or any part thereof without the prior written consent of the other party.

22.   INDEPENDENT CONTRACTOR

      22.1 In conducting this Study, the Institution, Investigator and approved personnel will be acting as independent contractors, and not as agents, partners, or employees of POI or Sponsor. The Investigator and approved personnel will not have any authority to make agreements with third parties that are binding on POI or Sponsor.

23.   USE OF NAME

      23.1 The Institution, Investigator and POI, on behalf of themselves and their employees, investigators, agents or independent contractors involved in the Study, agree that they shall not employ or use the name, symbols and/or marks of the other party, Sponsor, any Institutional Review Board or any Investigator, in any publication or promotional material or in any form for public distribution without the prior written consent of the other party in each instance, except as required by law.

24.   REPRESENTATIONS AND WARRANTIES

      24.1 The Investigator, Institution, Sponsor and POI warrant and represent that they are authorized to enter into this Agreement and that the terms of this Agreement are not inconsistent with or a violation of any contractual or other legal obligation to which they are subject.

      24.2 The Institution and Investigator warrant and represent that: (1) they have the staff and other resources to carry out the Study in accordance with the Sponsor's timelines and (2) their employees, agents and other personnel who will carry out the Study shall have the expertise and experience necessary to perform the Study efficiently and that such Study shall be performed with care and skill and to the best of their ability commensurate with such skill and experience and adhering at all times to applicable law.

25.   CONSTRUCTION

      25.1 If the terms of this Agreement and the Protocol should conflict, the terms of this Agreement shall control.

26.   COUNTERPARTS

      This Agreement may be signed by facsimile and in counterparts  and each of
      such   counterparts   will  constitute  an  original   document  and  such
      counterparts, taken together, will constitute one and the same document.

Schedule 3 - Clinical Study Agreement Template                      Page 8 of 12

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

 PRINCIPAL INVESTIGATOR:                PHARM-OLAM INTERNATIONAL, INC.:

 X___________________________           X______________________________

  INVESTIGATOR NAME                     JOHN HOVRE, EXECUTIVE VICE PRESIDENT

 DATE:________________________          DATE:___________________________

 INSTITUTION:                                    YM BIOSCIENCES INC.:

 X___________________________           X___________________________

 (SIGNATURE)                             [NAME AND TITLE]

 NAME:_______________________

 TITLE:________________________         DATE:________________________

 DATE:________________________


Schedule 3 - Clinical Study Agreement Template                      Page 9 of 12

                                    EXHIBIT A
                                PAYMENT SCHEDULE


Payee   (______________________________)  will  be  paid  a  clinical  grant  of
$__________ (THIS INCLUDES OVERHEAD) for each eligible, evaluable patient who completes the Study according to the Protocol. Payment for patients who are lost to follow-up, withdraw consent or do not complete the Study due to adverse event or death will be prorated as negotiated with POI.

Payment will be made pursuant to the following schedule:

      o ____________ upon execution of this Agreement and the Study site initiation,

      o The succeeding payments shall be based on verified patient progress according to the number of patients and/or procedures completed prior to each milepost (the first day of every calendar month of study participation). These successive payments will be paid approximately 45 days after acceptance of all the closing documents for each succeeding period.

Investigator represents that he can enroll ____ subjects within the first month and a minimum of ______ subjects per month thereafter. The Institution/Investigator will use their best efforts to meet these target enrollments (which includes completion of relevant case report forms). Failure to meet these target enrollments can result, at Sponsor's discretion, in termination of the site.

In the event that payments made to the Payee pursuant to the payment schedule exceed payment amounts due to the Payee as of the date of termination of the Study, Payee shall promptly refund all unearned amounts to POI.


Schedule 3 - Clinical Study Agreement Template                     Page 10 of 12

                             EXHIBIT B (PAGE 1 OF 2)

                            CLINICAL STUDY AGREEMENT

                             GRANT INFORMATION FORM


NAME OF PROTOCOL:

PROTOCOL:

NUMBER OF SUBJECTS:

ANTICIPATED START DATE:

ESTIMATED COMPLETION DATE:

PRINCIPAL INVESTIGATOR:

PRINCIPAL INVESTIGATOR ADDRESS:



GRANT INFORMATION

PERSON RESPONSIBLE FOR GRANT NEGOTIATIONS:

PHONE NUMBER:

SOCIAL SECURITY or TAX ID NUMBER, or Employer ID NUMBER:


GRANT CHEQUES MADE PAYABLE TO:

GRANT CHEQUES TO BE SENT TO (PO BOXES ARE NOT ACCEPTABLE)

TO:

        ___________________



Schedule 3 - Clinical Study Agreement Template                     Page 11 of 12

                             EXHIBIT B (PAGE 2 OF 2)

                              CONDITIONS OF PAYMENT






Schedule 3 - Clinical Study Agreement Template                     Page 12 of 12

                                   SCHEDULE 4

                             ADVERSE EVENT REPORTING
                                 DPPE YMB1002-02
        15 DAY MAXIMUM TURNAROUND TIME FOR REPORTING TO REGULATORY BODIES




                           [FLOW CHART APPEARS HERE]





In the event of Jennifer or Paul being absent from the YM office they will delegate a member of the YM team to monitor the intake and processing of the events.